                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-46055

                                BROOKE GROUP LTD.

                     SUPPLEMENT NO. 6 DATED OCTOBER 16, 1998
                        TO PROSPECTUS DATED MAY 29, 1998

                  The Prospectus of Brooke Group Ltd. (the "Company") dated May 29, 1998 relating to the Company's common stock, $.10 par value per share (the "Common Stock"), is hereby supplemented as follows:

                              SELLING STOCKHOLDERS

                  The table set forth on pages 52 to 59 of the Prospectus is supplemented to include information concerning the following additional Selling Stockholders.

                                                                                                            NO. OF SHARES
                                                   SHARES OF COMMON                SHARES OF                  OF COMMON
                                                   STOCK OWNED PRIOR             COMMON STOCK                STOCK OWNED
           SELLING STOCKHOLDERS                       TO OFFERING                BEING OFFERED            AFTER OFFERING(1)
           --------------------                       -----------                -------------            -----------------

             Wilmer J. Thomas                            2,331                       2,331                       0
















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(1) The calculation of the number of shares of the Company's common stock owned after the offering assumes the sale of all shares offered hereby.